                              FORBEARANCE AGREEMENT

     This FORBEARANCE AGREEMENT (this "Agreement") is entered into as of November 8, 2005, between and among PRG-SCHULTZ USA, INC., a Georgia corporation (the "Borrower"), PRG-SCHULTZ INTERNATIONAL, INC., a Georgia corporation ("Parent"), each of the Domestic Subsidiaries of the Parent (such Domestic Subsidiaries, together with the Parent, individually a "Guarantor" and collectively the "Guarantors"), and BANK OF AMERICA, N.A. (the "Lender"). Capitalized terms used herein but not otherwise defined shall have the meanings set forth, or incorporated, in the Credit Agreement (defined below).

                                    RECITALS

     A. The Borrower, the Parent, the Guarantors and the Lender are parties to that certain Amended and Restated Credit Agreement dated as of November 30, 2004 (as amended and otherwise modified from time to time, the "Credit Agreement").

     B. The Borrower has reported that (i) certain Events of Default exist under the Credit Agreement arising from (a) the Borrower's failure to comply with the financial covenants set forth in Section 7.11 of the Credit Agreement as of the fiscal quarter ending September 30, 2005, (b) the Borrower's failure to provide written notice to the Lender of the incorporation of PRG-Schultz Europe, Inc. (the "New Subsidiary") within 45 days after such incorporation as required under
Section 7.12(a) of the Credit Agreement, (c) the Borrower's failure to cause the New Subsidiary to execute a Joinder Agreement as required under Section 7.12(a) of the Credit Agreement, (d) the Borrower's failure to cause 100% of the Capital Stock of the New Subsidiary to be delivered and pledged to the lender as required under Section 7.12(a) of the Credit Agreement, (e) the Borrower's failure to deliver to the Lender copies of the changes to the articles of incorporation of The Profit Recovery Group Switzerland, Inc. and PRG-Schultz Norway, Inc. (collectively, the "Name Change Subsidiaries") as required under
Section 8.10 of the Credit Agreement and (f) the Borrower's default under
Section 9.1(d) of the Credit Agreement resulting from the Borrower's failure to provide the notices required under the Security Agreement in connection with the corporate activities described above (collectively, the "Existing Events of Default"), and (ii) the Borrower anticipates certain additional Events of Default may arise under the Credit Agreement or other Credit Documents as a result of (a) the Borrower's failure to comply with the financial covenants set forth in Section 7.11 of the Credit Agreement as of the fiscal quarter ending December 31, 2005, and (b) the Parent's potential failure to make the interest payment due in respect of the Subordinated Debt on November 28, 2005 (the "Anticipated Defaults" and, together with the Existing Events of Default, the "Acknowledged Events of Default").

     C. The Borrower has reported that it may borrow up to $10,000,000 on a subordinated basis (the "Subordinated Loan"), with a portion of the proceeds thereof to be used to fund the payment of interest due in respect of the Subordinated Debt on or about November 28, 2005 (the "November Interest Payment") and the remaining proceeds to be used for general working capital purposes.

     D. The Borrower has requested that the Lender agree to (i) forbear from exercising any rights and remedies arising from the Acknowledged Events of Default until March 31, 2006 and (ii) consent to the incurrence of the Subordinated Loan.

     E. The Lender has agreed to do so, but only pursuant to the terms and conditions set forth herein.

     NOW, THEREFORE, in consideration of the promises and the mutual covenants hereinafter contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

     1. Estoppel, Acknowledgement and Reaffirmation. As of November 2, 2005, the total outstanding principal amount of Revolving Loans was not less than $14,200,000, which constitutes a valid and subsisting obligation of the Credit Parties under the Credit Documents that is not subject to any credits, offsets, defenses, claims, counterclaims or adjustments of any kind. Each of the Credit Parties hereby acknowledges its respective Credit Party Obligations under the Credit Documents and reaffirms that each of the Liens and security interests created and granted in or pursuant to the Credit Documents are valid and subsisting and that this Agreement shall in no manner impair or otherwise adversely affect such Credit Party Obligations, Liens or security interests.

     2. Forbearance. Subject to the terms and conditions set forth herein, the Lender agrees that from and after the Forbearance Effective Date (as defined below) it shall, until the occurrence of a Forbearance Termination Event (as defined below), forbear from exercising any right or remedy under the Credit Documents (including without limitation the right to cease making Revolving Loans) or applicable law, but only to the extent that such right or remedy arises exclusively as a result of the occurrence of the Acknowledged Events of Default; provided, however, that the foregoing shall not otherwise affect (i) the Lender's right to effect a "Payment Blockage Period" (as defined in the Indenture) with respect to the Subordinated Debt (except to the extent that the November Interest Payment is funded entirely with proceeds of the Subordinated
Loan) or (ii) any other rights the Lender may have against the holder of the Subordinated Debt; provided, further, that the Lender shall be free to exercise any or all of its rights and remedies under the Credit Documents after the occurrence of a Forbearance Termination Event.

     3. Forbearance Termination Event. Nothing set forth herein or contemplated hereby is intended to constitute an agreement by the Lender to forbear from exercising any of the rights and remedies available to it under the Credit Agreement, the other Credit Documents, or applicable law (all of which rights and remedies are hereby expressly reserved by the Lender) upon or after the occurrence of a Forbearance Termination Event. As used herein, a "Forbearance Termination Event" shall mean the occurrence of any of the following: (a) any Default or Event of Default under the Credit Documents other than the Acknowledged Events of Default, (b) a breach by the Credit Parties of any of the provisions of this Agreement, and (c) March 31, 2006.

     4. One-Time Overadvance. The Lender agrees, notwithstanding the definition of Borrowing Base set forth in the Credit Agreement but subject to all other terms and conditions of the Credit Agreement, that it shall, on any one occasion prior to the occurrence of a Forbearance Termination Event, make Revolving Loans to the Borrower in an amount up to $600,000 in excess of the Borrowing Base to the extent such funds are necessary for general working capital purposes (an "Overadvance"); provided, that the Borrower shall have delivered the UK Receivables Documentation (as defined below) prior to the request for such Overadvance. An Overadvance shall be available to the Borrower on only one occasion and the Borrower shall repay such Overadvance within thirty (30) days thereafter, so that at such time the Revolving Obligations outstanding at such time do not exceed the Borrowing Base. The failure by the Borrower to repay such Overadvance as and when required hereunder shall constitute an immediate Event of Default, irrespective of any otherwise applicable grace period.

     5. Consent to Subordinated Loan. The Lender agrees that neither (a) the Borrower's incurrence of up to $10,000,000 of Indebtedness in connection with the Subordinated Loan, nor (b) its failure to pay the Lender 100% of the Net Cash Proceeds thereof as required under Section 3.3(b)(iv) of the Credit Agreement shall constitute an Event of Default under the Credit Agreement; provided, that (x) the proceeds of the Subordinated Loan are used to make the November Interest Payment and for general working capital purposes, and (y) the repayment of such Subordinated Loan is subordinated to repayment in full of the Credit Party Obligations on terms and conditions acceptable to the Lender in its sole discretion.

     6. Interim Financial Covenants. The Borrower shall (a) cause Adjusted Consolidated EBITDA for the fiscal quarter ending December 31, 2005 to be not less than $1, and (b) deliver, on or before January 31, 2006, a certificate of an Executive Officer certifying as to its Adjusted Consolidated EBITDA (determined on an unaudited basis) for the fiscal quarter ending December 31, 2005 together with such supporting documentation as may be reasonably requested by the Lender in connection therewith. For purposes of this covenant, "Adjusted Consolidated EBITDA" shall mean for any period Consolidated EBITDA plus, to the extent deducted in calculation Consolidated EBITDA, (i) all noncash, nonrecurring charges incurred by the Parent and its Subsidiaries during such period and (ii) all cash restructuring charges (an amount not to exceed $1,800,000 in the aggregate) incurred by the Parent and its Subsidiaries during such period.

     7. Refinancing Loan. On or before December 23, 2005, the Borrower shall deliver to the Lender a copy of a bona fide commitment letter, subject only to customary terms and conditions, from a recognized institutional lender to make a loan (a "Refinancing Loan") to the Borrower sufficient in amount as to fully satisfy the Revolving Obligations on or before March 31, 2006. To the extent such commitment for a Refinancing Loan requires the Borrower to obtain additional capital or incur additional subordinated debt, the Borrower shall, on or before December 23, 2005, supply the Lender with a copy of a bona fide commitment letter, subject only to customary terms and conditions, from a third party capable of performing, for the provision of such additional capital or subordinated debt sufficient to satisfy such requirement.

     8. Post-Closing Deliveries. On or before November 9, 2005, the Borrower shall deliver to the Lender the following documents:

          (a) all deliveries required under Section 7.12(a) of the Credit Agreement with respect to the New Subsidiary; and

          (b) all deliveries required under Section 8.10 of the Credit Agreement with respect to each Name Change Subsidiary.

     9. Notice Prior to Payment of Subordinated Debt. The Borrower hereby agrees to provide the Lender with not less than seven (7) Business Days' prior written notice before making any payment with respect to the Subordinated Debt.

     10. UK Receivables. As soon as practicable but in any event on or before December 31, 2005, the Borrower shall (i) cause all accounts receivable arising from the operations of the Borrower, its Subsidiaries or its Affiliate, PRG-Schultz UK Ltd. in the United Kingdom (the "UK Receivables") to be pledged to the Lender as collateral for the Credit Party Obligations pursuant to documentation satisfactory to the Lender, (ii) execute such other documents or instruments (including, without limitation, a guaranty by any such Subsidiaries or Affiliate of the Credit Party Obligations, limited in amount to the value of the UK Receivables) as may be reasonably requested by the Lender in connection with such pledge to ensure that the Lender has a first priority perfected security interest in such UK Receivables (collectively, the "UK Receivables Documentation").

     11. Forbearance Fee. In consideration of the Lender's willingness to enter this Agreement, the Borrower shall pay to the Lender a nonrefundable fee in the amount of $100,000 (the "Forbearance Fee"), which Forbearance Fee shall be due and payable on the effective date of this Agreement.

     12. Expenses. Upon demand therefor, the Borrower shall pay all reasonable out-of-pocket expenses incurred by the Lender (including without limitation the reasonable fees and out-of-pocket expenses of counsel) in connection with or related to the negotiation, drafting, and execution of this Agreement and the transactions contemplated hereby.

     13. Conditions Precedent. As conditions precedent to the effectiveness of this Agreement:

          (a) the Lender shall have received counterparts of this Agreement duly executed by the Credit Parties;

          (b) the Lender shall have received the Forbearance Fee; and

          (c) the Borrower shall have reimbursed the Lender for any unreimbursed fees and expenses of its counsel, Moore & Van Allen PLLC incurred through November 7, 2005 in the amount of $17,000.

The date on which each of the foregoing conditions precedent have been satisfied being referred to herein as the "Forbearance Effective Date".

     14. No Waiver. Nothing herein is or shall be construed to be a waiver of the Acknowledged Events of Default, or any other Default or Event of Default that may exist under the Credit Documents. Except as expressly modified or limited hereby, the terms and conditions of the Credit Documents remain in full force and effect.

     15. Representations and Warranties. Each of the Credit Parties hereby represents and warrants to the Lender that:

          (a) after giving effect to this Agreement, other than the Acknowledged Events of Default, no Default or Event of Default exists under the Credit Documents; and

          (b) (i) the execution, delivery and performance by the Credit Parties of this Agreement are within the Credit Parties' corporate powers and have been duly authorized by all necessary corporate action on the part of the Credit Parties, (ii) subject to the effect of bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws relating to or affecting creditors' rights (including, without limitation, preference and fraudulent conveyance or transfer laws), this Agreement constitutes a legal, valid and binding obligation of the Credit Parties enforceable against the Credit Parties in accordance with its terms and (iii) neither this Agreement, nor the execution, delivery or performance by the Credit Parties hereof (A) violates any law or regulation, or any order or decree of any court or governmental authority, (B) conflicts with or results in the breach or termination of, constitutes a default under or accelerates any performance required by, any material indenture, mortgage, deed of trust, lease, agreement or other instrument to which the Credit Parties are a party or by which the Credit Parties or any of their property is bound, or (C) results in the creation or imposition of any lien upon any of the Collateral (as defined under the Security Agreement).

     16. Release. In consideration of the willingness of the Lender to enter into this Agreement, the Credit Parties hereby release the Lender and its officers, employees, representatives, counsel, subsidiaries, affiliates, trustees and directors, from any and all actions, causes of action, claims, demands, damages and liabilities of whatever kind or nature, in law or in equity, now known or unknown, suspected or unsuspected relating to or arising under the Credit Documents, excluding any ongoing obligations the Lender may have pursuant to the Credit Documents.

     17. Further Assurances. The parties hereto each agree to execute and deliver, or to cause to be executed and delivered, all such instruments as they may reasonably request to effectuate the intent and purposes, and to carry out the terms, of this Agreement.

     18. Governing Law. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAW OF THE STATE OF GEORGIA (WITHOUT REGARD TO CONFLICTS OF LAW PROVISIONS THEREOF).

     19. Miscellaneous.

          (a) This Agreement shall be binding on and shall inure to the benefit of the Borrower, the Guarantors, the Lender and their respective successors and permitted assigns. The terms and provisions of this Agreement are for the purpose of defining the relative rights and obligations of the Borrower, the Guarantors and the Lender with respect to the transactions contemplated hereby and there shall be no third party beneficiaries of any of the terms and provisions of this Agreement.

          (b) Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

          (c) Wherever possible, each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

          (d) Except as otherwise provided in this Agreement, if any provision contained in this Agreement is in conflict with, or inconsistent with, any provision in the Credit Documents, the provision contained in this Agreement shall govern and control.

          (e) This Agreement may be executed in any number of separate counterparts, each of which shall collectively and separately constitute one agreement. Delivery of an executed counterpart of this Agreement by telecopy shall be effective as an original and shall constitute a representation that an original shall be delivered to the Lender.

          (f) This Agreement and the documents executed in connection herewith shall be deemed Credit Documents executed pursuant to the Credit Agreement and the other Credit Documents and shall (unless otherwise expressly indicated therein) be construed, administered and applied in accordance with the terms and provisions of the Credit Agreement and the other Credit Documents.

     20. Entirety. This Agreement and the Credit Documents embody the entire agreement between the parties and supersede all prior agreements and understandings, if any, relating to the subject matter hereof. This Agreement and the Credit Documents represent the final agreement between the parties and may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements of the parties.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, this Agreement has been duly executed as of the date first written above.

BORROWER:                           PRG-SCHULTZ USA, INC.,
                                    a Georgia corporation


                                    By: /s/
                                        ----------------------------------------
                                    Name: James E. Moylan, Jr.
                                    Title: Executive Vice President - Finance,
                                           Chief Financial Officer and Treasurer


GUARANTORS:                         PRG-SCHULTZ INTERNATIONAL, INC.,
                                    a Georgia corporation


                                    By: /s/
                                        ----------------------------------------
                                    Name: James E. Moylan, Jr.
                                    Title: Executive Vice President - Finance,
                                           Chief Financial Officer and Treasurer


                                    PRGFS, INC.,
                                    PRGLS, INC.,
                                    each a Delaware corporation


                                    By: /s/
                                        ----------------------------------------
                                    Name: James E. Moylan, Jr.
                                    Title: Executive Vice President - Finance


                                    PRGRS, INC., a Delaware corporation


                                    By: /s/
                                        ----------------------------------------
                                    Name: James E. Moylan, Jr.
                                    Title: E.V.P.- Finance

GUARANTORS:                           THE PROFIT RECOVERY GROUP ASIA, INC.,
                                      PRG-SCHULTZ CANADA, INC.,
                                      THE PROFIT RECOVERY GROUP NEW ZEALAND,
                                         INC.,
                                      THE PROFIT RECOVERY GROUP NETHERLANDS,
                                         INC.,
                                      THE PROFIT RECOVERY GROUP MEXICO, INC.,
                                      PRG-SCHULTZ FRANCE, INC.,
                                      PRG-SCHULTZ AUSTRALIA, INC.,
                                      PRG-SCHULTZ BELGIUM, INC.,
                                      PRG-SCHULTZ CHILE, INC.,
                                      THE PROFIT RECOVERY GROUP GERMANY, INC.,
                                      PRG INTERNATIONAL, INC.,
                                      PRG-SCHULTZ SWITZERLAND, INC.,
                                      THE PROFIT RECOVERY GROUP SOUTH AFRICA,
                                         INC.,
                                      THE PROFIT RECOVERY GROUP SPAIN, INC.,
                                      THE PROFIT RECOVERY GROUP ITALY, INC.,
                                      PRG-SCHULTZ SCANDINAVIA, INC.,
                                      PRG-SCHULTZ PORTUGAL, INC.,
                                      PRG-SCHULTZ JAPAN, INC.,
                                      THE PROFIT RECOVERY GROUP COSTA RICA,
                                         INC.,
                                      PRG-SCHULTZ PUERTO RICO, INC.,
                                      PRG USA, INC.,
                                      PRG-SCHULTZ EUROPE, INC.,
                                      each a Georgia corporation


                                      By: /s/
                                          --------------------------------------
                                      Name: James E. Moylan, Jr.
                                      Title: Executive Vice President - Finance,
                                             Chief Financial Officer and
                                             Treasurer


                                      HS&A ACQUISITION - UK, INC.,
                                      a Texas corporation


                                      By: /s/
                                          --------------------------------------
                                      Name: James E. Moylan, Jr.
                                      Title: Executive Vice President - Finance,
                                             Chief Financial Officer and
                                             Treasurer

LENDER:                                 BANK OF AMERICA, N.A.


                                        By: /s/
                                            ------------------------------------
                                        Name: Joseph M. Martens
                                        Title: Senior Vice President